Exhibit 5.1

                              Opinion of Bryan Cave

May 13, 2005

SpatiaLight, Inc.
Five Hamilton Landing, Suite 100
Novato, CA 94949

      Re:   Registration Statement on Form S-3 (Reg. No. 333-122391)

Ladies and Gentlemen:

We have acted as counsel to SpatiaLight, Inc., a New York corporation (the "Company") in connection with that certain Registration Statement on Form S-3 (the "Registration Statement"), filed as of January 31, 2005 with the Securities and Exchange Commission (the "Commission"), and as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,045,643 of the Company's Common Shares, par value $.01 per share (the "Common Shares'), being offered by certain selling shareholders, who are listed in the prospectus to the Registration Statement, as amended from time to time pursuant to Rule 415 under the Act. Of these Common Shares, 1,028,807 Common Shares (the "Note Shares") represent shares underlying the principal amount outstanding under the Company's Senior Secured Convertible Notes, 841,836 Common Shares (the "Interest Shares") represent shares that may be issued as payment in kind for interest due under the Senior Secured Convertible Notes, and 175,000 Common Shares (the "Warrant Shares") represent shares that were received following the exercise of certain warrants more fully detailed in the prospectus filed under the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

In connection herewith, we have examined:

(1) the Certificate of Incorporation, as amended, of the Company;

(2) the Bylaws of the Company; and

(3) the Registration Statement and the exhibits thereto.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Registration Statement and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Agreement and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Note Shares have been duly authorized by all necessary corporate action on the part of the Company, and when the Registration Statement has become effective and such Note Shares are issued in accordance with the terms of the Senior Secured Convertible Notes and in the manner described in the Registration Statement, the Note Shares will be validly issued, fully paid and nonassessable.

2. When the Registration Statement has become effective, and when the Interest Shares, which may be issued as payment in kind for interest due under the Senior Secured Convertible Notes, are issued in accordance with the terms of the Senior Secured Convertible Notes and in the manner described in the Registration Statement, such Interest Shares will be validly issued, fully paid, and nonassessable upon the date on which such interest is due and paid by Common Shares.

3. The Warrant Shares have been validly issued, fully paid and are nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

Very truly yours,



/s/ BRYAN CAVE LLP